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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            ---------------------

                           Date of report: May 2, 2000
                      (Date of earliest event reported)



                           FRONT PORCH DIGITAL INC.
            (Exact name of Registrant as specified in its charter)


                                    Nevada
                (State or other jurisdiction of incorporation)


      333-16031                                          86-0793960
(Commission File No.)                                 (I.R.S. Employer
                                                     Identification No.)


                             1810 Chapel Avenue West
                                    Suite 130
                        Cherry Hill, New Jersey 08002
              (Address of principal executive offices; zip code)

                                (856) 663-3500
             (Registrant's telephone number, including area code)


                        Empire Communications Corporation
                               545 West 150 South
                           Springville, Utah 84663
        (Former Name or Former Address, if changed Since Last Report)

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 Item 1.    Changes in Control of Registrant.

      (a) On May 2, 2000, the Registrant and Front Porch Digital Inc., a Delaware corporation ("Front Porch"), executed an Agreement and Plan of Reorganization (the "Plan"), whereby the Registrant acquired 100% of the outstanding equity securities of Front Porch from its stockholders (the "Front Porch Stockholders"), as set forth on Exhibit A to the Plan.

      The source of the consideration used by the Front Porch Stockholders to acquire their respective interests in the Registrant was the exchange of all of the issued and outstanding equity securities of Front Porch in accordance with the Plan.

      The basis of the "control" by the Front Porch Stockholders is stock ownership.

      The Plan provided for:

      1. The acquisition of 100% of the outstanding equity securities of Front Porch;

      2. The issuance and exchange of 9,400,000 shares of the Registrant's common stock for the outstanding common stock of Front Porch, which shares of common stock of the Registrant were "restricted securities" under the Securities Act of 1933, as amended;

      3. The resignation of Susan M. Grant as the sole director and executive officer of the Registrant;

      4. The election of Dr. Jay Yogeshwar, Donald Maggi and Dr. Richard Mammone to the Board of Directors of the Registrant;

      5. The contribution of 40,000,000 shares of common stock of the Registrant owned by Susan M. Grant to the treasury of the Registrant;

      6. The adoption by the majority of the stockholders of Registrant of all resolutions required or necessary to (i) change the name of Registrant from "Empire Communications Corporation" to "Front Porch Digital Inc." and (ii) designate and elect the nominees of Front Porch to serve on the Board of Directors of the Registrant; and

      7. The issuance and exchange of warrants to acquire 7,400,000 shares of the common stock of the Registrant for the then-outstanding warrants to acquire 7,400,000 shares of the common stock of Front Porch.

      Prior to the completion of the Plan, there were 46,400,000 outstanding shares of common stock of the Registrant. Giving effect to the issuance of the shares outlined above and the cancellation of 40,000,000 shares of common stock of the Registrant as required by the Plan, there are 15,840,000 issued and outstanding shares of common stock of the Registrant.

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      A copy of the Plan, including all material exhibits and related instruments, accompanies this Report, which by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See
Item 7, Exhibit 2.1.

      The former principal stockholder of the Registrant and her percentage of ownership of the outstanding voting securities of the Registrant prior to the completion of the Plan was: Susan M. Grant -- 40,000,000 shares (86.20% of the outstanding shares).

      (b) The following table contains information regarding share holdings of the Registrant's directors and executive officers and those persons or entities who beneficially own more than five percent of the Registrant's common stock, taking into account the issuance of all shares under the Plan:

                                                     Amount and Nature   Percent
                                                       of Beneficial       of
 Name                     Title                          Ownership        Class
 ----                     -----                          ---------        -----

 Jay Yogeshwar            Chairman of the Board         6,700,000(1)      42.30%
                          Chief Executive Officer
                          Director

 Melanie R. Fendt         Chief Technology Officer      1,000,000          6.31%

 Frederick M. Venzie III  Vice President                  500,000          3.15%

 Frances Hetherington     Controller                      190,000          1.19%

 Donald Maggi             Director                         10,000(2)        *

 Dr. Richard Mammone      Director                         10,000(2)        *

----------------------

*     Less than one percent.

(1)   Includes 300,000 shares owned by Dr. Yogeshwar's wife.

(2) Represents the shares issuable upon the exercise of currently exercisable stock options.

Item 2.     Acquisition or Disposition of Assets.

(a)   See Item 1.

      The consideration exchanged under the Plan was negotiated at "arms length" and the Board of Directors of the Registrant used criteria used in similar proposals involving the Registrant in the past, including the relative value of the assets of the Registrant; its present and


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past business operations; the future potential of Front Porch; the management of
Front Porch; and the potential benefit to the stockholders of the Registrant.
The Board of Directors determined that the consideration for the exchange was reasonable under these circumstances.

      No director, executive officer or controlling person of the Registrant had any direct or indirect interest in Front Porch prior to the completion of the Plan.

      (b) The Registrant intends to continue the business operations conducted and intended to be conducted by Front Porch, and which are described under Item 5 below under the caption "Business."

Item 5.     Other Events.

      The following sets forth certain information regarding the business and management of the Registrant following the consummation of the transactions contemplated by the Plan.

                                    BUSINESS

      The Registrant is a broadband digital media solutions provider that offers services that facilitate the distribution of digital content over a variety of delivery mechanisms, including Internet streaming, digital cable, Digital Versatile Disc (DVD) and digital television. The Registrant's proprietary production process automates the pre-mastering and programming of broadband video and audio content. Using a software-based production model that decouples the processes of capture, compression, archiving and streaming, the Registrant is able to offer adaptable yet cost-effective, full-featured digital media services. The Registrant believes its production process is unique in that it requires only a single capture of analog content to produce multiple digital storage or transmission formats.

      The Registrant believes its proprietary software-based solution offers significant advantages over alternatives in the marketplace. Traditional production models are heavily dependent on hardware and do not scale easily, requiring a higher level of capital investment and people resources. Traditional production models also require multiple captures of analog source material to convert digital content to multiple end-user formats. In addition, most production facilities have little or no software support, which results in limitations in user service offerings and dependence on third-party software vendors. Through its service bureau, the Registrant currently provides content owners with flexible, cost-effective services and automated tools that facilitate the distribution of digital content for business, education and entertainment.

      The Registrant maintains a research and development staff to develop intellectual property and software products aimed at broadband content processing, manipulation and transmission. This custom software development is also aimed at continually optimizing the production process with the goal of obtaining the highest quality of service. The Registrant is also an authorized reseller of DVD authoring software tools developed by Daikin U.S. Comtec Laboratories. The Registrant expects to enter into additional reseller arrangements for other leading broadband content processing hardware and software.


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Industry Trends

      Over the past four years, the digital media industry has grown from niche status to mainstream acceptance. Cable companies are transitioning from analog delivery of video to digital-DBS and digital cable. The consumer market is making a similar transition from VCRs to DVD and Digital VCRs.

      In addition, the Internet is fast becoming a preferred conduit for content and entertainment delivery. The advent of broadband connectivity, such as xDSL and cable modems, is speeding this process. The lack of universal high bandwidth connectivity to the Internet, however, provides an opportunity for DVD-based distance learning and training.

      The Internet and many Internet software, hardware and service providers have experienced dramatic growth in recent years. In January 2000, Computer Industry Almanac estimated that the number of global worldwide Internet users will more than double between 2000 and 2005 and will reach a global population of 765 million users. The use of broadband technologies on the Internet also has shown significant growth. According to Jupiter Communications, high speed connectivity in the form of cable modems, xDSL and satellite technology will grow from 5.4% of all Internet access in 1999 to over 23% by the year 2003. The development of video and audio delivery solutions, together with the development and proliferation of broadband connectivity, has fostered the Internet's transition from a static environment of text-oriented Web pages to a more attractive and dynamic multimedia environment.

      The Registrant believes that as the Internet continues to evolve as a mass communications medium, end-users will spend an increasing amount of their time online visiting sites that offer high-quality video and audio content. The rising popularity of the Internet also has spurred the development of commercial applications, including online commerce and advertising. International Data Corporation estimates that the total purchases made over the Internet will grow from $32.4 billion in 1998 to $425.7 billion by 2002. The Registrant believes that growth in commercial applications on the Internet will increase demand for streamed digital media as on-line merchants and businesses seek to increase the effectiveness of their Web sites by enhancing their sites with video and audio.

Digital Media Services

      The Registrant is pioneering a new hybrid software solution for the creation of digital media that reduces the reliance on special purpose computer hardware. The Registrant's service bureau intends to exploit the synergies gained from its custom software development with its high throughput production services. Proprietary processes are used by the Registrant to help streamline, scale and optimize all aspects of production. The Registrant differentiates itself from other digital media service bureaus that offer only one component of digital media by offering an end-to-end solution, including the ability to provide production services for multiple digital business modalities, including DVD, streaming media and cable/broadcast television.


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      Current Internet infrastructure businesses typically offer services in fragmented areas. As a result, they are not able to leverage all of the commonality associated with distribution of the same content. The Registrant is able to provide the following services as a result of having a full understanding of the underlying technologies, strong software development capabilities, and key marketing and business relationships.

      Encoding

        o MPEG Encoding: MPEG-1, 2 and 4 standards are ubiquitous and universally used in applications such as CD-I, digital cable, digital television, wireless transmission of video and video teleconferencing. The Registrant can encode user content in any of the MPEG formats, and any derivative format, such as H.261 and H.263 used in video teleconferencing.

        o JPEG and JPEG-2000: The Registrant can provide still picture compression in standard formats, such as JPEG and JPEG-2000, or proprietary formats as specified by customers, such as Wavelet compression. These formats are typically used for stock footage and picture archives.

        o Quicktime, Real and Microsoft ASF: The Registrant can compress user content in these formats, either as highband or lowband data. The compressed digital content may then be stored on servers for streaming via the Internet.

      Archiving

        o The Registrant can provide archival services in which it captures digital media at the highest desired resolution for future conversion to any video or audio format of the customer's choice. The format conversions may be performed in software and on-demand using proprietary rate and format converter software currently under development by the Registrant. The archival media may also be specified by the customer, including magnetic tape, hard disk or optical media.

      DVD Services

        o DVD Pre-mastering - Analog content is captured and compressed to create a digital media file. Menu graphics are added to facilitate access to components of the DVD. Content and navigation menus are generated for replication.

        o Enhanced DVD Production - Digital media is enhanced to provide additional functionality. Possible enhancements include the addition of Web links to provide additional information or e-commerce support or the addition of a Macromedia Projector-like application to tell an


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            interactive story. Applications for enhanced DVDs include games, training, distance learning and product marketing.

        o DVD Applications Development - This service is provided for a variety of uses, such as distance learning, computer-based training and education manuals. This service is targeted primarily at large custom orders.

        o DVD-ROM, which combines data with PC-based applications, is used as a large storage medium and a replacement for the hard disk. Possible uses for DVD-ROMs include factory training manuals, distance learning courses, games, e-magazines, data books, such as phone books or product catalogs, and interactive encyclopedias.

        o DVD Audio offers a multichannel sound with extremely high quality content. The Registrant intends to develop proprietary software to provide DVD audio authoring services that will incorporate audio processing with value-added services, such as compression, normalization and sweetening.

        o DVD-based Archiving is currently the most inexpensive storage media for multimedia. Database functionality is added to the archival process to facilitate retrieval. Utilizing a built-in browser, snippets of video or audio from within larger assets can also be retrieved intelligently.

      Streamed Digital Media

        o Internet - The quality of most video streamed over limited-bandwidth networks is currently poor. Availability of high-speed conduits, such as xDSL, cable modems and satellite receivers, makes it possible to stream better-quality video from a web server while maintaining acceptable download speeds. One key requirement for improving Internet streaming is the ability of the server to produce compressed streams at different compression ratios. The Registrant provides streamed media services on the Internet in a variety of formats, including Real Networks, Microsoft Media Technology, Quicktime and MPEG-1/MPEG-2.

        o Corporate Video On Demand (VOD) is based on non-real time video that is produced and stored for delivery over high-bandwidth conduits for on-demand desktop access and consumption using a browser-like interface. The Registrant is offering content capture, management and distribution services to enable its customers to realize the growth and potential of corporate and educational VOD.


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      Other Services

        o System Integration Services - Digital video/audio based production systems are highly complex and are dependent on custom solutions and the integration of multiple components, including DVD pre-mastering, asset management, multimedia archival, and the creation and delivery of streaming video content. The Registrant's expertise in the areas of complex end-to-end systems, design and integration will be used to provide turnkey digital production systems to end-users.

Research and Development

      The Registrant maintains a software development staff that designs and develops the Registrant's new products and services. The Registrant believes that by performing most of its own software development, it can more quickly and cost-effectively introduce new and innovative technologies and services. In addition, the Registrant believes it will be better equipped to incorporate customer preferences into its development plans. The Registrant regards its technology as proprietary and attempts to protect it with patents, copyrights, trade secret laws, restrictions on disclosure and other methods.

      The Registrant is in the process of developing software tools and products in the following areas:

        o Digital Video Workstation - Traditional production models use software tools from multiple vendors to accomplish a task, such as DVD pre-mastering. Typically, this process involves the use of a compressor, an image manipulating tool, an audio processing tool, an authoring tool and possibly a quality control tool, all from different vendors. Each tool, with its unique user interface, may generate data formats that are incompatible with other tools. As a result, operators, such as compressionists and graphic artists, typically require more time to familiarize themselves with these tools, which slows down production. The Registrant is developing a digital video workstation that features a single interface that can seamlessly integrate all aspects of the DVD production process. This workstation will also feature built-in programming for scheduling and pipelining CPU-controlled jobs.

        o Smart Database for Video Archiving - The Registrant is also involved in the business of managing multimedia content. One aspect of this management process is the creation and maintenance of a key-word searchable audio, video, text and graphics archive that can be searched using standard English text. The Registrant intends to work with leading providers of content management tools to implement the most efficient archival solution for its customers. The Registrant may also develop proprietary applications to manage stock footage sales and to preview content prior to packaged media sales, and for


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            broadband Video On Demand (VOD). The Registrant believes combining an intelligent database with DVD video will increase the value of the content by making it more accessible. The Registrant also believes its archival/retrieval system will enhance VOD by enabling users to locate and access particular content of interest.

        o All Format Converter - The Registrant is developing an all-format converter product that is intended to act like a black box that converts one of many input video and audio formats to the desired format. A profusion of video formats in the industry has led to market fragmentation and loss of interoperability among key components of a production system. An example of this is the disconnect observed in the area of non-linear editing and DVD production. While most popular non-linear editors create video in MJPEG or AVI file format, DVD requires the video to be either in MPEG-1 or MPEG-2. In another scenario, cable companies hosting compressed video on their video servers have very specific data-rate and packetization requirements. However, previously compressed content may not match the bit-rate or packet format. The Registrant believes a format transcoder will easily solve the problem. Proprietary algorithms developed by the Registrant will be used in the creation of the Registrant's format transcoder.

Market Outlook

      Digital Cable. In 1998, there were approximately 500,000 digital cable subscribers. By the end of 1999, this number had grown to an estimated 2.7 million households. The cable subscriber revenue base is approximately $30 billion annually with advertising revenues of $7 billion. Cable companies have invested heavily in infrastructure improvements -- over $6 billion in 1999 alone -- bringing customers higher quality pictures and sound, more programming and two-way capable systems. From 1996 through 2001, the cable industry is projected to spend an estimated $33 billion to upgrade its facilities.

      Broadband Video/Audio in Consumer Electronics. Yankee Group forecasts sales of separate Digital Video Recorders (DVRs) will reach 500,000 units in the year 2000, compared to 850,000 units for recorders that are built into DBS receivers. In addition, another 110,000 consumers will use DVR-like services provided by cable operators. By the end of 2003, stand-alone recorders will make up only 23% of the total U.S. installed base of 11.6 million units, with bundled DBS units and cable-based services accounting for 45% and 32%, respectively.

      Distributed Learning. Corporate learning today has grown to strategic prominence in the context of the management of an enterprise. The number of corporate universities has grown 400% in the last ten years to approximately 1,600. The result is an emerging $11.4 billion market for companies offering business-to-business electronic/distributed learning solutions.


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      DVD. In the field of consumer electronics, the strongest category in 1999 was DVD players. Following on the heels of a record breaking 1999, DVD players opened the year 2000 with 370,000 units shipped in January, a 195% increase over last January's shipments. The Consumer Electronics Association (CEA) estimates that DVD player sales will again be strong in 2000, reaching more than 6.5 million units.

Business Strategy

      The Registrant believes content owners are seeking to take advantage of the digital media revolution. The Registrant's objective is to establish itself as the leading service provider for broadband digital media solutions. The Registrant's strategy for achieving this goal includes the following key components:

          o   Target content owners to convert analog masters to digital;

          o   Target content owners to duplicate VHS offerings on DVD;

          o Target record management firms to offer DVDs to clients as an alternative to CD-ROMs;

          o Target leading web sites and content publishers to offer enhanced broadband deployment and transmission strategies; and

          o   Develop and sell custom software products.


      The Registrant intends to target its sales and marketing efforts at content owners with significant video and audio volume and quality requirements, primarily in the areas of entertainment, business services, education and training.

      Further Develop Automated Delivery Solutions. The Registrant intends to further develop automated broadband solutions to attract new customers and remain a technology leader. The Registrant plans to expand the features of its automated solutions while also developing new, innovative solutions. The Registrant has already developed several automated pre-mastering interfaces
(APIs). These APIs allow the Registrant to more quickly and efficiently generate DVD titles. In addition, the Registrant has developed proprietary processes based on these software APIs, which allow for efficient capture, storage and processing of digital video and audio.

      Provide Full-Service Solutions. The Registrant is a full-service provider, offering its customers encoding and production services, software solutions, content distribution and storage. The Registrant believes its customized software-based, full-service approach to DVD production increases customer satisfaction by generally lowering the cost of production and reducing delivery time. The Registrant believes increased customer satisfaction will facilitate the sale of additional services to its existing customers and significantly enhance the Registrant's ability to increase its customer base.


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      Most media conversion facilities are small, stand-alone operations, lacking the capability to convert, store and output large film libraries. To meet the challenge of converting, storing and streaming large libraries of video, the Registrant's research and development team intends to scale, optimize and streamline its Service Bureau processes to allow the Registrant to exploit the digital media opportunities that exist today while keeping an eye to the future. The Registrant believes its ability to introduce new products continuously and in a timely manner represents a significant competitive advantage.

      Adapt Technologies to Access New Markets. The Registrant intends to continue to develop service offerings based on its core technologies to gain access to new markets for broadband digital media. For example, the Registrant intends to leverage its expertise in DVD technology to develop enhanced DVD solutions to meet the business communications needs of various markets, including investor relations, corporate training, internal corporate communications and Internet sales.

Strategic Alliances

      The Registrant intends to align itself with a wide range of service, equipment and technology providers to facilitate end-to-end solutions for the capture, storage and delivery of digital media. Existing relationships include:

        o Daikin U.S. Comtec Laboratories (Novato, CA). Daikin is the creator of the world's first commercially available DVD authoring software, Scenarist. The Registrant is an authorized distributor of Daikin products, and is a provider of technical support to Daikin end users. Through this strategic partnership, the Registrant is in a position to create value added products that utilize Daikin's Automation Layer Software.

        o Visionary Systems Inc. (Bridgewater, NJ). In April 2000, the Registrant entered into a strategic relationship with Visionary Systems Inc. ("VSI") to approach the distributed learning, corporate training and education markets. VSI is a recently-established technology company that provides solutions for automatic generation and dissemination of educational multimedia content, also called E-learning. VSI has been privately funded by large corporations, such as Cisco and CMC Magnetics, and is in discussions with Oracle, Sun and IBM to implement distance learning and training courseware for colleges and corporations. VSI also partners with Rutgers University to create, host and distribute on-line degree programs for that university. VSI believes content generation is one of the principal factors preventing growth in the $1.1 billion distributed learning industry. By significantly reducing the cost, time and expertise required to generate educational content, the Registrant believes its strategic relationship with VSI can dramatically expand the distributed learning market. On May 3, 2000, the Registrant


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            purchased approximately 2.6% of the outstanding capital stock of VSI for a purchase price of $300,000.

Sales and Marketing

      The Registrant's sales and marketing strategy is designed to promote and enhance the recognition of the Registrant and its ability to provide comprehensive, cost effective digital media solutions. Sales leads are generated through its sales force as well as through referrals from or relationships with industry contacts. The Registrant also offers its services worldwide indirectly through a network of entertainment industry contacts who seek to subcontract phases of DVD production projects to the Registrant. In addition, the Registrant advertises its services through direct mailings, its presence on the worldwide web and participation in selected trade shows where potential customers or referral sources are expected to be present. A significant aspect of the Registrant's sales strategy is to exploit the established sales and marketing channels created by its strategic partners.

      The Registrant classifies its target customers into three principal categories:

      Business. The Registrant believes there is a growing market for video and audio applications in business communications on the Internet. The business communications market includes investor relations, corporate communications, business training, online sales, and conferences and tradeshows.

      Entertainment. Entertainment clients are content owners that desire to deliver broadband audio, video and game entertainment to an end-user audience via the Internet, DVD, cable or digital television. The Registrant's target market is content providers, particularly providers of music, movies and game software. The Registrant is marketing to this segment directly and through reseller partners.

      Education. Education clients include large education and training content owners, such as schools and universities, large corporations, and placement and testing institutions. In addition, organizations that have large inventories of non-entertainment footage that need to be archived for later review are potential customers. Examples include the military, airlines and broadcasters. These clients may use snippets from archived footage to create training material or incorporate content into new productions. The Registrant believes its strategic relationship with VSI and other proposed alliances will bolster its sales and marketing effort in this market segment.

Competition

      The market for digital media services is rapidly expanding and highly competitive. The Registrant expects that the competition will continue to intensify. The streaming media distribution industry is characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions. The Registrant faces sustained competition from a number of companies, including Intervu Inc., Sonic Solutions and Loudeye Technologies Inc. The Registrant also competes with content publishers that employ in-house


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technical personnel to develop digital media technology and to manage their digital media. Competitive factors in the broadband digital media market include the quality and reliability of service, price, customer support, patented technology, and brand recognition.

Employees

      As of May 3, 2000, the Registrant had seven full-time employees and three part-time consultants, of whom three were management personnel, three were sales/marketing personnel, two were digital media personnel and two performed software development services. As additional service contracts are received, the Registrant expects to add employees to perform digital media and software development services.

Facilities

      The Registrant is headquartered in Cherry Hill, New Jersey, where it leases approximately 7,500 square feet of office space under a lease that expires February 2004. The Registrant currently pays rent of approximately $11,500 per month.

                                   MANAGEMENT

Officers and Directors

      The following table sets forth certain information with respect to each officer or director of the Registrant.

Name                    Age            Position
----                    ---            --------

Dr. Jay Yogeshwar        37    Chairman of the Board and Chief
                                 Executive Officer

Melanie R. Fendt         44    Chief Technology Officer

Frederick M. Venzie      52    Vice President -- Delivery

Frances Hetherington     44    Controller

Donald Maggi             41    Director

Dr. Richard Mammone      46    Director

      Dr. Jay Yogeshwar. Dr. Yogeshwar was a founder and the Chairman of the Board and Chief Executive Officer of Front Porch, and became the Chairman of the Board and Chief Executive Officer of the Registrant in connection with the Plan. From 1996 to February 2000, Dr. Yogeshwar was the Chief Executive Officer and the majority shareholder of Front Porch Video, Inc. ("FPV"), a company formed by Dr. Yogeshwar in 1996 to provide system design services to the competitive digital multimedia marketplace. FPV was involved in development projects for Microsoft, Time Warner, Turner Broadcasting, Intel, WorldGate Communications, FutureTel, Daikin, Custom Technology Corporation and Princeton Electronic Systems. Prior to founding FPV, Dr. Yogeshwar was a research scientist at Toshiba America, where he played a


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key role in the development of DVD-related technologies. Dr. Yogeshwar has received a number of patents for his research and digital technology work. Dr. Yogeshwar also has received recognition through the publication of numerous papers and articles on digital media and compression technology. Dr. Yogeshwar received both his Masters and Doctorate degrees in Electrical and Computer Engineering from Rutgers University.

      Melanie R. Fendt. Ms. Fendt was a founder and the Chief Technology Officer of Front Porch, and became the Chief Technology Officer of the Registrant in connection with the Plan. Since December 1998, Ms. Fendt has been a director and the President and Chief Executive Officer of Formal Systems America Inc. ("FSAI"), which prior to December 31, 1999, provided software remediation services. At FSAI, Ms. Fendt was responsible for the development and implementation of strategies for marketing and sales, the establishment of relationships with computer industry distributor intermediaries and overall business development. From September 1996 to March 1998, Ms. Fendt was Vice President Distribution Services of Formal Systems Inc. ("FSI"), a software re-engineering company, where she was responsible for the distribution of FSI's products and services throughout the United States. From June 1991 to September 1996, Ms. Fendt was employed by Maritrans Inc., a publicly-traded petroleum distribution company, where she served as Chief Information Officer and was responsible for the overall operations of their information technology. Ms. Fendt received a Bachelor of Sciences degree in Management and Computer Studies from the University of Maryland.

      Frederick M. Venzie III. Mr. Venzie was a founder and the Vice President - Delivery Services of Front Porch, and became the Vice President
- Delivery Services of the Registrant in connection with the Plan. From December 1998 to December 1999, Mr. Venzie was Director of Delivery Services of FSAI. From October 1996 to September 1998, Mr. Venzie was Director of Software Development of FSI. At FSI, Mr. Venzie was responsible for managing and training 24 software developers and four technical writers in the ongoing development and maintenance of FSI's proprietary toolset. Prior to becoming Director of Software Development of FSI, Mr. Venzie was Manager of Client Services. Prior to joining FSI, Mr. Venzie was President of Giselle Computing, a privately-owned provider of personal computer consulting services. Mr. Venzie attended Thiel College.

      Frances Hetherington. Ms. Hetherington was a founder and the Comptroller of Front Porch, and became the Comptroller of the Registrant in connection with the Plan. From May 1998 to January 2000, Ms. Hetherington was manager of investor relations and financial administration of FSAI. From 1988 to May 1998, Ms. Hetherington was the Secretary/Treasurer of D'Amato Enterprises, Inc., a multi-million dollar retail/wholesale distributor. In this capacity, Ms. Hetherington managed their finances, contract negotiations, human resource needs, inventory control, and day-to-day operations. Prior to 1988, Ms. Hetherington was employed for fourteen years by AMC, Inc., a nationwide theatre chain. At AMC, Ms. Hetherington held a number of different positions including internal auditor, human resource specialist, and office manager. Ms. Hetherington attended Glassboro State College.

      Donald Maggi. Mr. Maggi was elected a director of the Registrant in May 2000 in connection with the Plan. Since January 1998, Mr. Maggi has been the President and owner of Intertainment, Inc., an interactive entertainment service company that creates marketing and


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

promotional opportunities for various Fortune 500, entertainment and technology companies, including Pepsi, Level 3, Reciprocal, Musicmaker.com, Alliance Entertainment and TVT Records. From 1995 to December 1997, Mr. Maggi was a Vice President of Left Bank Organization, an entertainment company. Prior to 1995, Mr. Maggi held various positions in the entertainment business, including positions with Geffen Records, Atlantic Records and Metropolitan Entertainment. Mr. Maggi attended Seton Hall University.

      Dr. Richard Mammone. Dr. Mammone was elected a director of the Registrant in May 2000 in connection with the Plan. Since December 1999, Dr. Mammone has been President and Chief Executive Officer of Visionary Systems, Inc., an e-learning solutions provider founded by Dr. Mammone in 1999. From 1995 to September 1998, Dr. Mammone was Chief Technical Advisor to T-Netix Corp., a public telephone company. From 1992 to 1995, Dr. Mammone was President and Chief Executive Officer of SpeakEZ, Inc., a speech recognition software provider founded by Dr. Mammone in 1992 that was acquired by T-Netix Corp. in 1995. Dr. Mammone has been a professor of Electrical and Computer Engineering at Rutgers University since 1982, and was awarded the Henry Rutgers Faculty Fellowship in 1985, 1986 and 1987.
Dr. Mammone received his Ph.D. from the City University of New York in 1981.

Directors' Compensation

      The Registrant's directors are reimbursed for expenses incurred in attending meetings of the Board of Directors. Non-employee directors are granted options annually to purchase 10,000 shares of common stock of the Registrant at an exercise price equal to the fair market value of the common stock on the date of the grant. Employee directors generally are not paid any separate fees for serving as directors.

Employment Agreements

      In March 2000, the Registrant entered into three-year employment agreements with Jay Yogeshwar, Melanie Fendt and Ric Venzie in an effort to ensure the Registrant of the continued employment of each officer in his or her current executive position with the Registrant.

       Under the terms of these agreements, Dr. Yogeshwar, Ms. Fendt and Mr. Venzie receive base salaries of $125,000, $100,000 and $75,000, respectively, and may receive annual bonuses in amounts to be determined by the Board of Directors of the Registrant in its sole discretion. The Registrant also agreed to pay to Dr. Yogeshwar a bonus in the amount of $500,000 that is payable within six (6) months from the date of his employment agreement. Ms. Fendt was issued options that vest over two years to purchase up to 2,000,000 shares of common stock.

      In their employment agreements, each of Dr. Yogeshwar, Ms. Fendt and Mr. Venzie has agreed that during the term of his or her employment agreement and for a period of one year thereafter (in the event of termination of employment for other than "cause" or "good reason") or two years thereafter (in the event of termination of employment for "cause"), each of them will not, without the prior written consent of the Registrant, compete with the Registrant by engaging in any capacity in any business which is competitive with the business of the Registrant.


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

Stock Option Plan

      In May 2000, the Registrant adopted the Front Porch Digital Inc. 2000 Stock Option Plan (the "Option Plan") for the purpose of attracting, retaining and maximizing the performance of executive officers and key employees and consultants. The Registrant has reserved 4,000,000 shares of common stock for issuance under the Option Plan. The Option Plan has a term of ten years. The Option Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and restricted stock awards. It is contemplated that the Option Plan will eventually be administered by a Compensation Committee of the Board of Directors (the "Compensation Committee"), which Committee has not yet been created. The exercise price for non-statutory stock options may be equal to or more or less than 100 percent of the fair market value of shares of common stock on the date of grant. The exercise price for incentive stock options may not be less than 100 percent of the fair market value of shares of common stock on the date of grant (110 percent of fair market value in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of the Registrant's issued and outstanding shares of common stock).

      Options granted under the Option Plan may not have a term of more than a ten-year period (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of the Registrant's common stock) and generally vest over a three-year period. Options generally terminate three months after the optionee's termination of employment by the Registrant for any reason other than death, disability or retirement, and are not transferable by the optionee other than by will or the laws of descent and distribution.

      The Option Plan also provides for grants of stock appreciation rights ("SARs"), which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price of SAR. The exercise price of any SAR granted under the Option Plan will be determined by the Board of Directors in its discretion at the time of the grant. SARs granted under the Option Plan may not be exercisable for more than a ten year period. SARs generally terminate one month after the grantee's termination of employment by the Registrant for any reason other than death, disability or retirement. Although the Board of Directors has the authority to grant SARs, it does not have any present plans to do so.

      Restricted stock awards, which are grants of shares of common stock that are subject to a restricted period during which such shares may not be sold, assigned, transferred, made subject to a gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, may also be made under the Option Plan. At this time, the Board of Directors has not granted, and does not have any plans to grant, restricted shares of common stock.

      As of the May 2, 2000, five-year options to purchase an aggregate of 2,622,500 shares of common stock at an exercise price of $.50 per share have been granted under the Option Plan to four employees of the Registrant and options to purchase 10,000 shares of common stock at an exercise price of $.50 per share have been granted to each of the Registrant's non-employee directors.


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

Item 7.     Financial   Statements,   Pro  Forma  Financial   Information  and
Exhibits

      (a)   Financial Statements of Business Acquired.

            Financial statements, if any, required by this item will be filed by amendment not later than July 14, 2000.

      (b)   Pro Forma Financial Information.

            Pro form financial information, if any, required by this item will be filed by amendment not later than July 14, 2000.

      (c)   Exhibits.

            The Registrant hereby furnishes the following exhibit:

            2.1 Agreement and Plan of Reorganization dated as of May 2, 2000 among Empire Communications Corporation, Susan M. Grant, Front Porch Digital Inc. and the stockholders of Front Porch Digital Inc.

                        Exhibit A -   Stockholders of Front Porch

                        Exhibit B -   Audited Financial Statements of the
                                      Registrant for the fiscal years ended
                                      December 31, 1999 and 1998

                        Exhibit C -   Exceptions to the Registrant's financial
                                      statements

                        Exhibit D -   Unaudited Financial Statements of Front
                                      Porch for the period ended March 22, 2000

                        Exhibit E -   Exceptions to Front Porch's financial
                                      statements

                        Exhibit F -   Investment Letter

                        Exhibit G -   Certificate of Officer and Controlling
                                      Stockholder of the Registrant

                        Exhibit H -   Certificate of Officer of Front Porch


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FRONT PORCH DIGITAL INC.


Date:  May 16, 2000                       By:/s/ Jay Yogeshwar
                                             -----------------------------
                                             Jay Yogeshwar
                                             Chief Executive Officer


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